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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 ----------

                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

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       Date of report (Date of earliest event reported): June 24, 2003



                           FALMOUTH BANCORP, INC.
             (Exact Name of Registrant as Specified in Charter)


         Delaware                  01-13465                  04-3337685
      (State or Other            (Commission              (I.R.S. employer
      Jurisdiction of            File Number)           Identification No.)
      Incorporation)


20 Davis Straits, Falmouth, MA                                 02540
(Address of principle executive offices)                     (Zip Code)


      Registrant's telephone number including area code: (508) 548-3500


                               Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)


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Items 1 through 4. Not applicable

Item 5.     Other Events and Required FD Disclosure

      Falmouth Bancorp, Inc. (the "Company"), the holding company for Falmouth Bank (the "Bank"), announced today that the Company will recover approximately $295,000, representing an amount, including interest (net of any federal and state tax deductions associated with such taxes and interest), relating to the deduction for dividends received from a real estate investment trust subsidiary ( a "REIT") for the 1999, 2000, 2001, 2002 and three months of the 2003 fiscal year. The recovery is the result of a settlement between a number of Massachusetts banks and the Massachusetts Department of Revenue (DOR).

      The original liability was the result of legislation signed March 5, 2003 by the Governor of Massachusetts that amends Massachusetts law to expressly disallow the deduction for dividends received from a REIT. This amendment applies retroactively to tax years ending on or after December 31, 1999. As a result of the enactment of this legislation, the Company has ceased recording the tax benefits associated with the dividend received deduction effective for the 2003 tax year and accrued the liability described above.

      The Company issued a press release relating to this matter on June 23, 2003, a copy of which is attached hereto as Exhibit 99.1.

      The Exhibit 99.1 referred to in this Item 5 is filed as part of this report and is incorporated herein by reference.

Item 6.     Not applicable

Item 7.     Financial Statements and Exhibits

      (a)   No financial statements are required to be filed with this report.

      (b) No pro forma financial information is required to be filed with this report.

      (c)   Exhibits

            The following Exhibit is filed as part of this report:

            EXHIBIT NO.:

            99.1  Press release dated June 23, 2003.

Items 8 through 12.     Not applicable.


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                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FALMOUTH BANCORP, INC.



                                  By: /s/ Santo P. Pasqualucci
                                      -------------------------------------
                                      Santo P. Pasqualucci
                                      President and Chief Executive Officer


Date: June 24, 2003


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                                EXHIBIT INDEX

      Exhibit       Description
       99.1         Press release dated June 23, 2003.


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